FUND LIQUIDATIONS:

WisdomTree Japan Interest Rate Strategy Fund

   Registrant incorporates by reference Form 497, dated and filed on August 25, 2016.
   SEC Accession No. 0001193125-16-690613


WisdomTree Commodity Currency Strategy Fund

   Registrant incorporates by reference Form 497, dated and filed on August 25, 2016.
   SEC Accession No. 0001193125-16-690638